Brady Corporation F’19 Q2 Financial Results February 21, 2019

Forward-Looking Statements 2 In this presentation, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations. The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: our ability to compete effectively or to successfully execute our strategy; Brady’s ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; decreased demand for our products; Brady’s ability to retain large customers; extensive regulations by U.S. and non- U.S. governmental and self-regulatory entities; risks associated with the loss of key employees; divestitures and contingent liabilities from divestitures; Brady’s ability to properly identify, integrate, and grow acquired companies; litigation, including product liability claims; Brady’s ability to execute facility consolidations and maintain acceptable operational service metrics; foreign currency fluctuations; the impact of the Tax Reform Act and any other changes in tax legislation and tax rates; potential write-offs of Brady’s substantial intangible assets; differing interests of voting and non- voting shareholders; Brady’s ability to meet certain financial covenants required by our debt agreements; numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2018. These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

Q2 F’19 Financial Summary 3 • Sales were $282.4M in Q2 of F’19 compared with $287.8M in Q2 of F’18. – Organic sales increased 2.3%. – Foreign currency translation decreased sales 2.6%. – Sale of business decreased sales 1.6%. • Gross profit margin of 49.5% in Q2 of F’19 compared with 49.9% in Q2 of F’18. • SG&A expense of $92.7M (32.8% of sales) in Q2 of F’19 compared with $97.6M (33.9% of sales) in Q2 of F’18. • R&D expense of $11.1M (3.9% of sales) in Q2 of F’19 compared with $11.3M (3.9% of sales) in Q2 of F’18. • Earnings before income taxes increased 4.8% to $36.7M in Q2 of F’19 compared with $35.0M in Q2 of F’18. • Net earnings were $29.2M in Q2 of F’19 compared with $4.3M in Q2 of F’18. – Q2 F’18 negatively impacted by $21.1M of tax charges. • Net earnings per Class A Diluted Nonvoting Common Share were $0.55 in Q2 of F’19 compared with $0.08 in Q2 of F’18. – Q2 F’18 negatively impacted by $0.40 of tax charges.

Sales Overview 4 SALES (millions of USD) $305 $298 $297 $295 $293 $289 $290 $288 $285 $282 $276 $275 $268 $265 $255 Q2 F'17 Q3 F'17 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Organic Sales 1.3% (1.9%) 3.0% 1.7% 3.2% 3.2% 2.5% 4.7% 2.3% Growth Q2 F’19 SALES: Q2 F’19 SALES COMMENTARY: • 2.3% increase in organic sales: • ID Solutions - Organic sales increased in all three regions. • ID Solutions – Organic sales increased 3.6%. • Workplace Safety - Organic sales increased in Europe • Workplace Safety – Organic sales decreased and Australia and declined in North America. 0.9%. • Foreign currency translation had a negative impact on • 2.6% decrease due to foreign currency translation. sales in the quarter. • 1.6% decrease due to the sale of a business.

Gross Profit Margin 5 GROSS PROFIT & GPM% (millions of USD) 50.7% 50.6% 50.3% 50.1% 49.9% 50.0% 49.7% 49.6% 49.5% $151 50% $150 $146 $147 $147 $144 $144 $140 $140 $134 45% $125 $100 40% Q2 F'17 Q3 F'17 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q2 F’19 – GROSS PROFIT MARGIN: • Slight decline in GPM from 49.9% in Q2 of F’18 to 49.5% in Q2 of F’19. • Costs increased in certain areas including freight and personnel. • We continue to invest in automation and manufacturing optimization to offset cost increases.

SG&A Expense 6 SG&A EXPENSE AND SG&A EXPENSE AS A % of SALES (millions of USD) 35.3% 35.7% 33.9% 34.1% $110 34.5% 35% 33.4% 32.8% $102 32.3% $100 33% $98 $98 $100 $97 30.6% $95 $95 $93 30% $91 $90 28% $80 25% Q2 F'17 Q3 F'17 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 Q2 F’19 – SG&A EXPENSE: • SG&A expense was $92.7M (32.8% of sales) in Q2 of F’19 compared to $97.6M (33.9% of sales) in Q2 of F’18. • SG&A expense is down in absolute dollars as a result of foreign currency translation, the sale of a business in the fourth quarter of F’18, and due to on-going efficiency gains. • We continue to drive sustainable efficiency gains in administrative expenses and non-customer facing selling expenses while investing in sales-generating resources.

R&D Expense 7 R&D EXPENSE AND R&D EXPENSE AS A % of SALES (millions of USD) $14.0 3.9% 3.9% 3.9% 3.9% 4.0% 3.8% 3.9% 3.6% $12.0 3.6% $11.7 $11.7 3.5% $11.3 $11.3 $11.0 $11.1 $10.5 3.5% $10.0 $10.0 $9.5 3.0% $8.0 $6.0 2.5% Q2 F'17 Q3 F'17 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 INCREASING OUR INVESTMENT IN RESEARCH & DEVELOPMENT:DEVELOPMENT: • Investing in R&D to drive future organic sales growth. • Improved new product pipeline. • Anticipate R&D expense to be up approximately 6% for the full year ending July 31, 2019.

Earnings Before Income Taxes 8 EARNINGS BEFORE INCOME TAXES (millions of USD) $45.2 $45 $39.9 $40 $37.0 $35.9 $36.7 $34.8 $35.0 $35 $30.6 $30 $29.1 $25 $20 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 F'17 F'17 F'17 F'18 F'18 F'18 F'18 F'19 F'19 Year on Year Growth 42.2% 3.2% 12.2% 12.2% 20.4% 20.7% 26.0% 14.8% 4.8% EARNINGS BEFORE INCOME TAXES: • Earnings before income taxes increased 4.8% to $36.7M in Q2 of F’19 compared to $35.0M in Q2 of F’18. • The increase in pre-tax earnings was primarily driven by organic sales growth and reductions in SG&A expenses.

Net Earnings & Earnings per Share 9 NET EARNINGS (millions of USD) NET EARNINGS PER CLASS A DILUTED SHARE $40 $0.66 $35.0 $0.58 $0.60 $0.55 $30.6 $29.2 $30 $0.49 $0.48 $0.49 $0.49 $25.3 $25.2 $25.8 $26.0 $0.43 $22.6 $0.40 $20 $0.20 $10 $4.3 $0.08 $0 $0.00 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 F'17 F'17 F'17 F'18 F'18 F'18 F'18 F'19 F'19 F'17 F'17 F'17 F'18 F'18 F'18 F'18 F'19 F'19 Q2 F’19 – NET EARNINGS & EPS: • Net earnings increased to $29.2M in Q2 of F’19 compared to $4.3M in Q2 of F’18. • Diluted EPS increased to $0.55 in Q2 of F’19 compared to $0.08 in Q2 of F’18. • Net earnings in Q2 of F’18 includes a tax charge of $21.1M, or $0.40 of diluted EPS from the enactment of the U.S. Tax Cuts and Jobs Act.

10

Cash Generation & Uses

CASH FLOW FROM OPERATING ACTIVITIES (millions of USD)


$60
$50
$40
$30
$20
$10
$0
$19.3
$37.8
$52.9
$34.7
$7.7
$46.8
$53.8
$18.8
$25.4
Q2 F'17
Q3 F'17
Q4 F'17
Q1 F'18
Q2 F'18
Q3 F'18
Q4 F'18
Q1 F'19
Q2 F'19
% of Net Earnings
76%
168%
210%
134%
181%
180%
154%
54%
87%

CASH FLOWS IN Q2 OF F'19:

- Cash flow from operating activities was $25.4M in Q2 of F'19 compared to $7.7M in Q2 of F'18.
- Free cash flow* was $19.3M in Q2 of F'19 compared to $3.0M in Q2 of F'18.
- The increase in cash flow from operating activities was primarily due to the change in timing of the annual incentive payments. In F'19, a portion of the annual incentive awards was paid in Q1 whereas all incentive compensation payments were made in Q2 of the prior year.

(millions of USD)	3 Mos. Ended Jan. 31, 2019	3 Mos. Ended Jan. 31, 2018	6 Mos. Ended Jan. 31, 2019	6 Mos. Ended Jan. 31, 2018
Cash Balance - Beginning of Period	**$ 192.2**	**$ 142.2**	**$ 181.4**	**$ 133.9**
Cash Flow from Operating Activities	25.4	7.7	44.2	42.4
Capital Expenditures	(6.1)	(4.7)	(12.1)	(8.5)
Dividends	(11.2)	(10.7)	(22.3)	(21.3)
Debt Borrowings (Repayments) - Net	(3.5)	(27.9)	-	(39.9)
Effect of Exchange Rates on Cash	2.3	3.7	(0.8)	1.8
Other	3.1	5.0	11.8	6.9
Cash Balance - End of Period	**$ 202.2**	**$ 115.3**	**$ 202.2**	**$ 115.3**

* Free Cash Flow is calculated as Net Cash Provided by Operating Activities less Capital Expenditures.

BRADY

Net Cash (Debt) 11 NET CASH (DEBT) (millions of USD) DEBT STRUCTURE (millions of USD) $151 $138 $140 $129 Interest Jan. 31, 2019 July 31, 2018 Rate Balance Balance $90 $73 Private Placements: EUR-den. 2010 Series (10-yr.) 4.24% $ (51.6) $ (52.6) $48 $44 TOTAL DEBT $ (51.6) $ (52.6) $40 $26 Cash and Cash Equivalents 202.2 181.4 NET CASH $ 150.6 $ 128.8 -$10 $(9) $(38) -$60 Q2 F'17 Q3 F'17 Q4 F'17 Q1 F'18 Q2 F'18 Q3 F'18 Q4 F'18 Q1 F'19 Q2 F'19 STRONG BALANCE SHEET: • January 31, 2019 cash = $202.2M and debt = $51.6M. • Net cash increased $12.8M in Q2 of F’19. • Approximately $76M of cash is held in the United States. • Balance sheet provides flexibility for future investments.

Full-Year F’19 Guidance 12 F’19 Diluted EPS guidance increased to $2.25 to $2.35 (previous guidance range was $2.20 to $2.30). F’19 Guidance Assumptions: • Full-year organic sales growth of approximately 3% - 5%. • Full-year depreciation and amortization expense of approximately $26M. • Full-year income tax rate range of 22% - 24%. • Full-year capital expenditures of approximately $30M - $35M.

Identification Solutions 13 Q2 F’19 vs. Q2 F’18 (millions of USD) Q2 F’19 SUMMARY: • Revenues increased 1.3%: Q2 F’19 Q2 F’18 Change • Organic = +3.6% Sales $ 209.2 $ 206.4 + 1.3% • Fx = - (2.3)% Segment Profit 37.9 34.1 + 11.1% • Organic sales increased in the mid-single digits in the Americas and Asia and increased in the low-single Segment Profit % 18.1% 16.5% + 160 bps digits in Europe. • R&D expenses were up due to increased investments to develop innovative products. • Segment profit as a percent of sales increased due to SALES & SEGMENT PROFIT % (millions of USD) ongoing efficiency gains in our operations and SG&A $240 20% structure. 17% 18% 17% 17% 19% 18% $230 17% 17% 17% 15% $218 16% $220 $218 $211 $210 $212 $209 14% $210 $206 OUTLOOK: 12% $200 $197 • Expect F’19 organic sales to grow from 4% to 5%. 10% $191 • Anticipate further increases in investments in R&D $190 8% and certain sales-generating resources. $180 6% Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 F'17 F'17 F'17 F'18 F'18 F'18 F'18 F'19 F'19

Workplace Safety 14 Q2 F’19 vs. Q2 F’18 (millions of USD) Q2 F’19 SUMMARY: • Revenues decreased (10.0%): Q2 F’19 Q2 F’18 Change • Organic = - (0.9%) Sales $ 73.2 $ 81.3 - 10.0% • Fx = - (3.3%) Segment Profit 4.7 7.1 - 33.9% • Divestiture = - (5.8%) Segment Profit % 6.4% 8.7% - 230 bps • Organic sales increased in the mid-single digits in Australia, increased in the low-single digits in Europe and decreased in the high-single digits in North America. SALES & SEGMENT PROFIT % (millions of USD) • Segment profit negatively impacted by organic sales decline, foreign currency translation, certain costs to 13% 14% right-size the cost structure, and the sale of the $100 Runelandhs business in Q4 of F’18. 12% $95 10% 9% 9% 10% $90 8% 8% 7% 6% $86 8% 6% $85 OUTLOOK: 6% $80 $81 $80 $79 $80 • Expect F’19 organic sales to grow from 1% to 3%. $77 $78 4% $75 • Anticipate Europe and Australia to continue to $75 $73 2% perform well while our Americas business continues $70 0% its choppy recovery. Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 F'17 F'17 F'17 F'18 F'18 F'18 F'18 F'19 F'19

Investor Relations 15 Brady Contact: Ann Thornton Investor Relations 414-438-6887 Ann_Thornton@bradycorp.com See our web site at www.bradycorp.com